Exhibit 4.2

EXECUTION VERSION

DATED: January 3,           2025

THE PERSONS NAMED IN PART A OF SCHEDULE 1

and

WATON FINANCIAL LIMITED

SHAREHOLDERS AGREEMENT

in relation to Waton Financial Limited

i

THIS SHAREHOLDERS AGREEMENT is entered into by way of a deed on 3rd day of January, 2025

BETWEEN:

(1)	THE PERSONS NAMED IN PART A OF SCHEDULE 1 (each, a “Shareholder” and collectively, the “Shareholders”);

(2)	WATON FINANCIAL LIMITED, a BVI business company incorporated under the laws of the British Virgin Islands with company registration number 1591062 and having its registered office at CO Services (BVI) Ltd., Rodus Building, P.O. Box 3093, Road Town, Tortola, VG1110, British Virgin Islands (the “Company”).

(each a “Party”, and collectively, the “Parties”)

BACKGROUND:

(A)	The Parties have agreed to enter into this Agreement to record the terms governing the future affairs of the Company and the relationship among the Shareholders.

OPERATIVE PART:

1.	DEFINITIONS

In this Agreement:

Act	means the BVI Business Companies Act, 2004 (as amended).

Affiliate	means, in relation to a person (first-mentioned person);

(i)	a person that Controls or is Controlled by the first-mentioned person;

(ii)	a related body corporate of the first-mentioned person; and

(iii)	In the case of the investor, includes any fund or other vehicle managed or advised by the investor.

Board	means the board of Directors of the Company.

Business	means the business of the Group as at the date of this Agreement and as modified from time to time.

Business Day	means a day on which banks are open for general banking business in Hong Kong and the British Virgin Islands, excluding Saturdays, Sundays and public holidays.

Confidential Information	means information disclosed by or on behalf of one party to another party in connection with this Agreement which has been designated as confidential by the party disclosing the information, or information which by its nature should reasonably be considered to be confidential, but does not include:

(i)	any information which is in the public domain at the time of its disclosure or subsequently becomes part of the public domain other than as a result of a breach by the person receiving the Confidential Information of clause 12.1.

(ii)	any information that was known to the party receiving the Confidential Information at the time of disclosure of the confidential information except as a result of a prior confidential disclosure by the party disclosing the Confidential Information; or

(iii)	any information that is disclosed to the party receiving the Confidential Information by any third party who is not known to the party receiving the Confidential Information to be acting in breach of a confidentiality obligation owed to the party disclosing the Confidential Information.

Control	in relation to a legal entity, whether undertaken directly or indirectly, the legal power to direct or cause the direction of its general management and policies including but not limited to:

(i)	the ownership or control (directly or indirectly) of more than 50% of the outstanding shares of, or voting interests in, such legal entity or its holding company; or

(ii)	the ability to direct the casting of more than 50% of the votes exercisable at general meetings of such legal entity on all, or substantially all, matters; or

(iii)	the right to appoint or remove directors of such legal entity, holding a majority of the voting rights at meetings of the board on all, or substantially all, matters; or

(iv)	any other power or actual ability, whether or not documented or evidenced by any of the abilities in paragraphs (i) through (iii) above (including through any fiduciary arrangement, trust, constitutional documents or otherwise), to exercise a dominant influence over such legal entity, and the terms “controlling” and “controlled” shall be construed accordingly.

Director	means a director of the Company.

Director Required Resolution	means a resolution:

(i)	approved at a duly convened and constituted meeting of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority;

(ii)	consented to in writing or by telex, telegram, cable or other written electronic communication by a majority of the directors of the Company. A written resolution consented to in such manner may consist of several documents including written electronic communication, in like form each signed or assented to by one or more directors.

Dispose	means to sell, assign, transfer, convey, exchange, create a security interest or otherwise dispose of a legal or beneficial interest and Disposal shall be construed accordingly.

Excluded Issue	means:

(i)	an issue of Securities under a Share Plan or similar employee incentive scheme;

(ii)	Securities issued in connection with share splits, consolidations, subdivisions or the issue of dividends which is approved by a Director Required Resolution;

(iii)	Securities issued as part of an IPO which is approved by a Director Required Resolution; or

(iv)	Securities constituting all or part of the consideration for a bona-fide acquisition of assets or shares by the Group which is approved by a Director Required Resolution of the Board.

Financial Year	means a period of 12 consecutive calendar months ending on 31 March or on another day decided by the Board.

Government Agency	means any government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local.

Group	means the Company and the Subsidiaries, and Group Company means any one of them.

Intellectual Property Rights	means all present and future rights to:

(i)	trademarks, trade names, domain names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, circuit layout rights, and all similar rights in any part of the world (including know-how); and

(ii)	where the rights referred to in paragraph (a) are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such applications.

IPO	means an initial public offering of Shares or securities in respect of Shares in conjunction with a listing or quotation of Shares or securities in respect of Shares on a Recognised Exchange.

Law includes:	Includes:

(i)	any statute, regulation, rule, by-law, ordinance, proclamation, judgement, treaty, decree, convention, rule or principle of common law or equity, rule of any applicable stock exchange, or requirement or approval (including any Government Agency);

(ii)	any regulation, regulatory code, rule, by-law, ordinance, proclamation or judgement made under that law; and

(iii)	that law as amended, consolidated, supplemented, re-enacted or replaced.

Memorandum and Articles	means the memorandum and articles of association of the Company, as amended, restated, modified or supplemented from time to time.

New Securities	means new Securities other than an Excluded Issue.

Ordinary Share	means an ordinary share with no par value of the Company.

Proceedings	means any proceeding, claim, suit or action arising out of or in connection with any disputes which may arise out of or in connection with this Agreement, including regarding its existence, validity or termination; and any non-contractual obligations or liabilities arising out of or in connection with it.

Recognised Exchange	has the meaning given to that term in the Act.

Representative	in respect of a person means an officer, employee, auditor, banker or professional adviser of that person.

Resolution of Shareholders	means a resolution:

(i)	a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50 percent of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(ii)	a resolution consented to in writing by a majority of in excess of 50 percent of the votes of Shares entitled to vote thereon.

Respective Proportion	means in respect of each Shareholder, the proportion that the aggregate number of Shares held by that Shareholder bears to the aggregate number of Shares on issue at the relevant time, except that for the purposes of clause 9.3, the Seller’s Shares are excluded from the number of issued Shares.

Security	means a security of the Company and includes the Shares, options, any convertible notes, warrants or other securities capable of conversion into Shares issued by the Company.

Share	means a share in the Company and includes an Ordinary Share and any other class of shares issued by the Company from time to time, as applicable.

Share Plan	has the meaning given in clause 7.

Shareholder	means a party who holds at least one Share in the Company and, at the date of this Agreement, means a party listed in the table in Schedule 1 (other than in respect of the unallocated Share Plan).

Subsidiary	means a company at least 90% of whose outstanding shares of each class of shares are owned by another company.

2.	INTERPRETATION

2.1	In this Agreement, unless context indicates a contrary intention:

2.1.1	(headings) clause headings and the table of contents are inserted for convenience only and do not affect interpretation of this Agreement.

2.1.2	(Party) a reference to a party to a document includes that party’s personal representatives, executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns.

2.1.3	(including) including and includes (and any other similar expressions) are not words of limitation, and a list of examples is not limited to those items or to items of a similar kind.

2.1.4	(corresponding meanings) a word that is derived from a defined word has a corresponding meaning.

2.1.5	(singular) the singular includes the plural and vice-versa.

2.1.6	(gender) words importing one gender include all other genders.

2.1.7	(rules of construction) neither this Agreement nor any part of it is to be construed against a party on the basis that the party or its lawyers were responsible for its drafting.

2.1.8	sections 8 and 19(3) of the Electronic Transactions Act are hereby excluded.

2.1.9	(legislation) a reference to any legislation or provision of legislation includes all amendments, consolidations or replacements and all regulations or instruments issued under it.

2.1.10	(time and date) a reference to a time or date in connection with the performance of an obligation by a party is a reference to the time and date in Hong Kong, even if the obligation is to be performed elsewhere.

2.1.11	(writing) a reference to a notice, consent, request, approval or other communication under this Agreement or an Agreement between the parties means a written notice, request, consent, approval or Agreement.

2.1.12	(currency) a reference to US dollars or $.

3.	BOARD OF DIRECTORS

3.1	Number of Directors

3.1.1	The maximum number of Directors of the Company at any time (excluding alternate Directors) is six and the minimum number of Directors is one, unless determined otherwise by a Resolution of Shareholders.

3.1.2	The Board shall consist of two executive Directors and four non-executive Directors, unless determined otherwise by a Resolution of Shareholders.

3.2	Appointment of Director by Shareholders

The Company may by a Resolution of Shareholders appoint any person to be a Director. The Directors may not appoint any person to be a Director, either to fill a vacancy or as an additional Director.

3.3	Removal of Directors

3.3.1	A Director may be removed from office:

(i)	with or without cause, by Resolution of Shareholders; or

(ii)	the Director:

(i)	becomes incapable of managing his or her own affairs due to a medical or mental condition (as evidenced by a certificate to that effect by a qualified medical practitioner); or

(ii)	is precluded from taking part in the management of a corporation under the provisions of applicable laws and regulations.

3.4	Notice of appointment or removal

The removal of a Director takes effect when a Resolution of Shareholders is passed, or the Director’s resignation letter, is received by the Company.

4.	MANAGEMENT AND DECISION MAKING

4.1	Overall direction of the Company

The Board must decide all matters concerning the overall direction and management of the Company and the Group and the formulation of the policies to be applied in the conduct of the Business.

4.2	Meetings of the Board / Chairman Casting Vote

4.2.1	The quorum at a meeting of the Board necessary for the transaction of any business of the Company shall be any three Directors. In the event that a meeting of the Board duly convened cannot be held for lack of quorum, the meeting shall be adjourned to the same time and day of the following week and at the same place and at least three days’ notice shall be given to the Board in relation to such adjourned meeting (unless waived by all of the Directors before or at the meeting). The quorum at an adjourned meeting of the Board shall be any three Directors.

4.2.2	The Company shall send to each Director (in electronic form if so required) advance notice of each meeting of the Board being not fewer than three days’ notice, unless waived by all of the Directors before or at the meeting, such notice to be accompanied by a written agenda specifying the business to be discussed at such meeting together with all relevant papers.

4.2.3	The Chairman of the Board shall be appointed by Resolution of Shareholders. The Chairman of the Board shall be entitled to cast a vote at any meeting of the Board.

4.3	Board Special Reserved Matters

The Company must not make, and must ensure that no Subsidiary makes, any decision covering a matter listed in Part A of Schedule 2 without the approval of the Board by Director Required Resolution.

4.4	Shareholder Reserved Matters

The Company must not make, and must ensure that no Subsidiary makes, any decision covering a matter listed in Part B of Schedule 2 without the approval of a Resolution of Shareholders.

5.	GENERAL RESTRICTIONS ON DISPOSAL AND ISSUE

5.1	General restriction on Security Interests

A Shareholder may not grant any security interest in or lien upon the Securities without first obtaining Board approval by Director Required Resolution.

5.2	Deed of Accession

Despite any other provision of this Agreement or the Memorandum and Articles, any Disposal or issue of Securities to any person who is not a Shareholder must be conditional on the person first entering into:

5.2.1	a binding Deed of Accession (in the form annexed hereto); or

5.2.2	a new shareholders Agreement as agreed by the parties.

5.3	Mandatory Lock-up

All Shareholders holding Ordinary Shares immediately prior to an IPO (such Shares being the “Restricted Shares”) are subject to a mandatory lock-up period that shall expire upon the later of the expiration of any period required in connection with the Company’s IPO or two years from the date of the Company’s IPO. No Disposal to third parties of Restricted Shares is allowed until the end of the lock-up period.

6.	PRE-EMPTIVE RIGHTS ON ISSUE OF SECURITIES

6.1	Offer

In the event that the Company proposes to issue or grant one or more New Securities, the Company must offer each Shareholder its Respective Proportion of the total number of New Securities (the “Issue Securities”) to be issued by written notice (Issue Notice) specifying:

6.1.1	the terms of issue of the Issue Securities.

6.1.2	the total number of Issue Securities available for subscription; and

6.1.3	the date on which subscription monies for the Issue Securities must be paid to the Company.

6.2	Acceptance

A Shareholder wishing to subscribe for Issue Securities (Accepting Subscriber) in response to an Issue Notice must, within 10 Business Days after receipt of the Issue Notice, irrevocably notify the Board of the number of Issue Securities it is willing to subscribe for (Issue Acceptance).

6.3	Allocation

6.3.1	If the aggregate Issue Acceptances received by the Board in accordance with clause 6.2 is less than the total number of Issue Securities, each Accepting Subscriber’s allocation of Issue Securities (Allocation) is the amount of Issue Securities set out in its Issue Acceptance.

6.3.2	If the aggregate Issue Acceptances received by the Board in accordance with clause 6.2 is greater than the total number of Issue Securities, each Accepting Subscriber’s Allocation is the lesser of:

(i)	its Issue Acceptance; and

(ii)	the relevant Accepting Subscriber’s Respective Proportion of the Issue Securities.

6.3.3	Any Issue Securities which remain unallocated must be re-offered to those remaining Accepting Subscribers who in their Issue Acceptance specified a number of Issue Securities greater than their Respective Proportion of the Issue Securities and this process will be repeated until either all Issue Securities are allocated, or every Accepting Subscriber offered Issue Securities under this clause has rejected the offer.

6.4	Notice of Allocation

As soon as reasonably practicable after the determination of the entitlements of each Shareholder in accordance with clause 6.3, the Company must give each Accepting Subscriber a notice setting out its Allocation and the time and place for completion of the issue of the Issue Securities.

6.5	Completion

6.5.1	On the date that is 10 Business Days after the Company notifies the Accepting Subscribers of the Allocations under clause 6.4, or at such other date as is agreed by the Company and the Accepting Subscribers:

(i)	the Company must issue, and each Accepting Subscriber must subscribe for, the respective Allocation on the terms set out in the Issue Notice;

(ii)	each Accepting Subscriber must pay the subscription price for its Allocation to the Company; and

(iii)	the Company must:

(A)	register the issue of the Allocation and enter each Accepting Subscriber in the Company’s register of members for the Accepting Subscriber’s Allocation; and

(B)	if required by the Accepting Subscriber, issue a new share certificate in the name of each Accepting Subscriber for its Allocation.

6.5.2	If an Accepting Subscriber fails to pay the subscription monies for the Issue Securities when due, such Issue Securities will be treated as Remaining Securities (as that term is defined in clause 6.6) and may be issued by the Company in accordance with clause 6.6.

6.6	Issue to Third Parties

6.6.1	After the procedures set out in this clause 6.6 have been complied with and exhausted, if any Issue Securities have not been allocated (the “Remaining Securities”), the Company may issue those Remaining Securities to one or more other parties selected by the Board, on terms no more favourable to that party than those offered to the Shareholders.

6.6.2	If the Company does not issue all Remaining Securities within 90 days after the date of service of the Issue Notice, it may not issue those Securities without complying again with this clause 6.6.

7.	SHARE PLAN

7.1	The Shareholders agree that:

7.1.1	at any time, the Board may establish a formal written employee incentive plan to issue Securities to eligible service providers (whether Directors, advisors, employees or contractors) that results in the issue of that number of shares of an amount up to 20% of the aggregate issued shares on a fully diluted basis of the Company as at the date of this Agreement (the “Share Plan”);

(i)	the Share Plan will authorise the Directors to issue Securities under the Share Plan to eligible participants in their discretion; and

(ii)	any issue of Securities under the Share Plan will be an Excluded Issue.

8.	PERMITTED DISPOSALS

8.1	Disposal to Affiliates

8.1.1	Subject to clauses 5.3 and 8.2, but despite any other provision of this Agreement:

(i)	a Shareholder may Dispose any or all of its Securities from time to time to any of its Affiliates without restriction; and

(ii)	an Affiliate of a Shareholder may Dispose any or all of its Securities from time to time to that Shareholder or another Affiliate of that Shareholder without restriction.

8.2	Ceasing to be an Affiliate

8.2.1	If a person to whom a Shareholder has disposed any Securities ceases to be an Affiliate (as applicable) of that Shareholder:

(i)	that Shareholder must procure that that person immediately Disposes the relevant Securities back to the original transferor (who must purchase the Securities); and

(ii)	all rights attaching to the Securities held by that person will be suspended until the Disposal back to the original transferor is completed.

9.	PRE-EMPTIVE RIGHTS ON DISPOSAL

9.1	Pre-emptive Offer

(i)	A Shareholder wishing to Dispose of Securities (Seller) other than in connection with an IPO or a permitted disposal in accordance with clause 8 must first give to the Board, and the Board must give notice to each other Shareholder a written notice (Transfer Notice) which constitutes an offer by the Seller to Dispose of the Sale Securities (as defined in clause 9.1(ii)(A)) at the price stated in the Transfer Notice and in the manner outlined in this clause.

(ii)	The Transfer Notice must set out:

(A)	the number and class of Securities it proposes to Dispose of (Sale Securities);

(B)	the name of any proposed third party buyer;

(C)	the price payable per Sale Security; and

(D)	the key terms of any offer from a purchaser or Agreement between the Seller and the purchaser concerning the Seller’s Securities.

9.2	Acceptance

A Shareholder wishing to purchase Sale Securities (Accepting Shareholder) in response to a Transfer Notice must, within 10 Business Days after receipt of the Transfer Notice, irrevocably notify the Board of the number of Sale Securities it is willing to purchase (Transfer Acceptance).

9.3	Allocation

9.3.1	If the aggregate Transfer Acceptances received by the Board in accordance with clause 9.2 is less than the total number of Sale Securities, each Accepting Shareholder’s allocation of Sale Securities (Allocation) is the amount of Securities set out in its Transfer Acceptance.

9.3.2	(i)	If the aggregate Transfer Acceptances received by the Board in accordance with clause 9.2 is greater than the total number of Sale Securities, each Shareholder’s Allocation is the lesser of:

(i)	its Transfer Acceptance; and

(ii)	the relevant Accepting Shareholder’s Respective Proportion of the Sale Securities.

(ii)	Any Sale Securities which remain unallocated must be re-offered to those remaining Accepting Shareholders who in their Transfer Acceptance specified a number of Sale Securities greater than their Respective Proportion of the Sale Securities and this process will be repeated until either all Sale Securities are allocated, or every Shareholder offered Securities under this clause has rejected the offer.

9.4	Transfer of Securities to third party

9.4.1	If there are unallocated Sale Securities after all Allocations have been exhausted:

(i)	the Company must immediately notify the Seller of the unallocated Sale Securities; and

(ii)	subject to clause 5.3, the Seller is free to Dispose of the unallocated Sale Securities to any other party within 90 days of the date of the Transfer Notice on terms no more favourable to the other party than those set out in the Transfer Notice.

9.5	Completion

At completion, the Seller must transfer, and each Accepting Shareholder must accept, the respective Allocation of Securities on the terms set out in the Transfer Notice.

9.6	Tag Along Option

9.6.1	If a Seller is permitted to Dispose unallocated Sale Securities to another party pursuant to clause 9.4 and the unallocated Sale Securities total 50% or more of the total issued Shares, the Seller must give each other Shareholder a notice (Tag Along Notice) of their intention.

9.6.2	A Tag Along Notice gives each other Shareholder the right (Tag Along Option) to require the Seller, subject to clause 5.3, to procure the purchase by the proposed purchaser of all of the Securities held by the other Shareholders and must include details of:

(i)	the name of the purchaser;

(ii)	the number of Securities in the proposed Disposal to the third party;

(iii)	the sale price and any other terms of the proposed Disposal to the purchaser; and

(iv)	the period during which a Tag Along Option may be exercised, which must be a period of not less than 15 Business Days from the date of service of the Tag Along Notice (Exercise Period).

9.7	Exercise of Tag Along Option

9.7.1	A Tag Along Option may be exercised by notice (Exercise Notice) to the Seller given within the Exercise Period.

9.7.2	If a Shareholder exercises its Tag Along Option, the Seller must not Dispose of any Securities to the purchaser unless the purchaser, at the same time, buys the Securities specified in the Exercise Notice at the same price per Security and otherwise on the same terms.

9.7.3	If the Tag Along Option is not exercised within the period specified in the Tag Along Notice, it will be deemed to have lapsed at midnight on the last day of the Exercise Period.

10.	DRAG ALONG

10.1	Drag Along Notice

10.1.1	If the Company or any Shareholder receives a bona fide offer from a third party to purchase all of the Securities in the Company (Third Party Offer) and the holders of at least 75% of the issued Shares accept the Third Party Offer (Dragging Shareholders), any Dragging Shareholder is entitled to issue to some or all of the remaining Shareholders (Other Shareholders) a notice (Drag Along Notice) requiring each Other Shareholder, subject to clause 5.3, to sell to the third party specified in the Drag Along Notice some or all of the Other Shareholders’ Securities upon the terms and conditions specified in the Drag Along Notice.

10.1.2	Despite anything else in this Agreement, the pre-emption procedure set out in clause 9 does not apply to the relevant Securities once a Drag Along Notice has been issued.

10.2	Terms of Offer

10.2.1	The terms on which the Dragging Shareholders require the Other Shareholders to sell their Securities must be no less favourable to the Other Shareholders than the terms on which the Dragging Shareholders are selling their Securities.

10.2.2	The Drag Along Notice must specify:

(i)	the details of the third party buyer;

(ii)	the consideration payable for each Security; and

(iii)	any other key terms and conditions upon which the Other Shareholders’ Securities will be purchased pursuant to the Drag Along Notice.

10.2.3	Subject to clause 10.2.4 each Other Shareholder must, within 10 Business Days of service of the Drag Along Notice sell all of their Securities to the third party buyer specified in the Drag Along Notice in accordance with the key terms and conditions of the Drag Along Notice.

10.2.4	The Other Shareholders are not obliged to sell their Securities in accordance with clause 10.2.310.2.3 if the Dragging Shareholders do not complete the sale of all their Securities to the third party buyer on the same key terms and conditions set out in the Drag Along Notice.

11.	NON-COMPETITION

11.1	Enforceability and severance

If any single clause of this Agreement shall be determined to be void, invalid or unenforceable for any reason, it will be deemed to be severed only to the extent that it is void or to the extent of voidability, invalidity or unenforceability and will not affect the validity or enforceability of any other separate clause or other combinations of the separate provisions of the clauses contained in this Agreement.

11.2	Prohibited activities

11.2.1	Each Shareholder (Restrained Shareholder) undertakes to the Group that it will not and will procure that its Affiliates do not:

(i)	engage in a business or activity that is the same or similar to, or competes with, the Business or any material part of the Business;

(ii)	employ, solicit or entice away from a Group Company an officer, manager, consultant or employee of a Group Company or a person who was an officer, manager, consultant or employee of any Group Company in the 12 months before the Restrained Shareholder ceased to hold Securities; or

(iii)	attempt, counsel, procure or otherwise assist a person to do any of the acts referred to in this clause,

except with the prior written consent of the Board by Director Required Resolution.

11.3	Duration of prohibition

The undertakings in clause 11.2 begin on the date each Restrained Shareholder first holds Securities and end on the first anniversary of the date on which the Restrained Shareholder ceases to hold Securities.

12.	CONFIDENTIALITY

12.1	Confidentiality

12.1.1	Subject to clause 12.2, no party may:

(i)	disclose any Confidential Information to any person;

(ii)	use any Confidential Information in any manner which may cause loss to the Company or the other parties; or

(iii)	make any public announcement or issue any press release regarding this Agreement or a party’s involvement with the Company.

12.2	Permitted disclosure

12.2.1	A party may disclose, and may permit its Representatives to disclose, any Confidential Information (and the other restrictions in clause 12.1 do not apply in such cases):

(i)	with the prior written consent of the party to whom the Confidential Information relates;

(ii)	to the extent it is required to do so by Law; or

(iii)	to a professional adviser in order for it to provide advice in relation to matters arising under or in connection with this Agreement and provided that the party disclosing the Confidential Information ensures that the professional adviser complies with the terms of this clause.

12.2.2	Each holder of Investor Ordinary Shares may disclose, and may permit its Representatives to disclose, any Confidential Information to its, and its Affiliate’s, directors, officers, employees, advisers, investors, members and limited partners.

13.	DISPUTE RESOLUTION

13.1	Disputes

13.1.1	A party must not commence court proceedings or arbitration relating to any dispute arising from this Agreement without first complying with this clause, except:

(i)	where a party seeks urgent interlocutory relief; or

(ii)	where the dispute relates to compliance with this clause.

13.2	Notice of dispute

13.2.1	A party claiming that a dispute has arisen under this Agreement must give written notice of the details of the dispute to the other party or parties in dispute.

13.2.2	Each party that has given or received notice of the dispute under this clause must promptly:

(i)	designate as its representative in negotiations relating to the dispute a person with authority to settle the dispute; and

(ii)	use its best endeavours to resolve the dispute for a period of at least 20 Business Days following receipt of notice, before taking any further action if the dispute remains unresolved.

14.	TERMINATION

14.1	Termination events

14.1.1	This Agreement will be terminated:

(i)	by mutual Agreement in writing of all Shareholders;

(ii)	for any Shareholder, when it ceases to hold any Securities;

(iii)	for a particular Group Company, when it is wound up by an order of a Court;

(iv)	the date on which the Company is voluntarily wound up, liquidated and dissolved; and

(v)	the date on which an IPO occurs.

14.2	Accrued rights

14.2.1	Termination of this Agreement under clause 16.1 is without prejudice to any accrued rights of the Shareholders.

14.2.2	Each Shareholder agrees that after termination of this Agreement the obligations under clause 5.3 (mandatory lock-up), clauses 12 (confidentiality), 14 (termination), and 16 (general) continue in force.

15.	COSTS AND EXPENSES

15.1	Stamp duty

The Company must pay all stamp duty on this Agreement and any instrument or document executed under this Agreement.

15.2	Transaction costs

Except as agreed between the parties, each party must bear its own legal and other costs and expenses of and incidental to the preparation and execution of this Agreement.

16.	GENERAL

16.1	Notices

16.1.1	Any notice given under or in connection with this Agreement (Notice):

(i)	must be in writing and signed by a person duly authorised by the sender;

(ii)	must be addressed and delivered to the intended recipient by hand, by prepaid post, by fax or by email at the address, fax number or email address last notified by the intended recipient to the sender; and

(iii)	is taken to be given and made:

(i)	in the case of hand delivery, when delivered;

(ii)	in the case of delivery by post, three Business Days after the date of posting (if posted to an address in the same country) or seven Business Days after the date of posting (if posted to an address in another country);

(iii)	in the case of a fax, on the day and at the time it is sent, provided that the sender’s facsimile machine issues a report confirming the transmission of the number of pages in the Notice; and

(iv)	in the case of an email, on the day and at the time that the recipient confirms the email is received.

16.1.2	The notice details of the Company are as follows:

(i)	address: Room 3605-06, 36F, Tower 6 The Gateway, The Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong;

(ii)	email: info@waton.com; and

(iii)	facsimile: +852 254 43976

16.1.3	This clause does not limit the way in which a notice can be deemed to be served under any Law.

16.2	POWER OF ATTORNEY

16.2.1	Each Shareholder hereby appoints the Company as its attorney (with full powers of substitution and delegation) and on its behalf and in its name, at such time and in such manner as such attorney may think fit, to execute any and all documents (including by way of deed) and take such other actions as may be necessary to:

(i)	give effect to the obligations of such Shareholder to:

(A)	execute any accession documents or transfer restrictions pursuant to clauses 6 or

(B)	transfer any Security pursuant to clauses 8, 9, 10,

(ii)	receive, if necessary, any proceeds in respect of any transfer of Securities effected pursuant to this power and hold the same on a bare trust for such Shareholder; and

(iii)	undertake any steps reasonably necessary in connection with or ancillary to the foregoing.

16.2.2	Each Shareholder covenants to ratify and confirm whatever any attorney shall lawfully do or purport to do in the exercise or purported exercise of the above power of attorney.

16.2.3	The foregoing power of attorney is coupled with an interest, is given to secure a proprietary interest of the donee of the power and the performance of an obligation owed to the donee and accordingly is irrevocable for so long as this Agreement is in force.

16.3	Governing law and jurisdiction

16.3.1	This Agreement (including any non-contractual obligations or liabilities arising out of it or in connection with it) shall be governed by and construed in accordance with the laws of the British Virgin Islands.

16.3.2	Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of the British Virgin Islands as regards any Proceedings arising out of or in connection with this Agreement (including in relation to its formation).

16.3.3	Each of the parties irrevocably waives (and irrevocably agrees not to raise) any objection which it might at any time have on the grounds of forum non conveniens or on any other ground to Proceedings being taken in any court referred to in this clause, and agrees that any judgment in Proceedings taken in any such court shall be conclusive and binding on it and may be enforced in any other jurisdiction.

16.4	Agreement and Memorandum and Articles

16.4.1	We agree that the definition of Shareholders Agreement in the Memorandum and Articles shall construed as a reference to this Agreement (as amended, varied and/or supplemented from time to time).

16.4.2	If there is an inconsistency between this Agreement and the Memorandum and Articles, the provisions of this Agreement prevail. An inconsistency will be considered to exist if, regardless of the purpose of the provision, the relevant subject matter or action to be taken (including the issue or Disposal of Securities) is dealt with differently in both the Memorandum and Articles and this Agreement.

16.4.3	If necessary, the Shareholders must procure that the Memorandum and Articles (and the articles of each Subsidiary) is amended as soon as is practicable to ensure that a provision of this Agreement is effective in accordance with its terms.

16.4.4	To the maximum extent permitted by Law, the parties agree to waive any provisions contained in the Memorandum and Articles to the extent that those provisions are inconsistent with the provisions in this Agreement, so that they have no force or effect during the term of this Agreement.

16.5	Entire Agreement

Save for any Agreements under the Share Incentive Plan, this Agreement constitutes the entire Agreement between the parties and supersedes any prior negotiations, representations, understandings or arrangements made between the parties regarding the subject matter of this Agreement, whether orally or in writing.

16.6	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts taken together constitute one instrument.

16.7	Relationship between parties

16.7.1	Nothing in this Agreement:

(i)	constitutes a partnership between the parties; or

(ii)	except as expressly provided, makes a party an agent of another party for any purpose.

16.7.2	A party cannot in any way or for any purpose:

(i)	bind another party; or

(ii)	contract in the name of another party.

16.7.3	If a party must fulfil an obligation and that party is dependent on another party, then that other party must do each thing reasonably within its power to assist the other in the performance of that obligation.

16.8	Assignment

A party may not assign, transfer or in any other manner deal with its rights under this Agreement.

16.9	Language

All notices, certificates, documents, demands, requests, statements or other communications made, given or delivered between the parties pursuant to or in connection with this Agreement shall be in writing and in the English language.

16.10	Partial Invalidity

Each of the provisions in this Agreement are severable. If any provision of this Agreement is or becomes, or is found by a court or other competent authority to be, illegal, invalid or unenforceable in any respect, in whole or in part, under any law of any relevant jurisdiction, it shall be deemed modified to the extent necessary to render it valid, legal and enforceable in such jurisdiction. If such modification is not possible, the offending provision shall be deemed to be deleted. Any such modification or deletion shall not impact on the legality, validity or enforceability in that jurisdiction of any other provision or part of this Agreement, nor the legality, validity or enforceability in any other jurisdiction of that provision or of any other provision of this Agreement.

16.11	Consents, Waivers, Variations And Rights

16.11.1	No consent, variation or waiver in respect of any provision of this Agreement shall be effective unless and until it is agreed in writing duly executed by or on behalf of:

(i)	in the case of a variation, each Party; and

(ii)	in the case of a consent or waiver of a right in connection herewith, the person entitled to give the same or entitled to such right.

16.11.2	Any consent or waiver by a Party under this Agreement may be given subject to any conditions such Party thinks fit and shall be effective only in the instance and for the purpose for which it is given.

16.11.3	No failure by a Party to exercise or delay in exercising any right, power or remedy provided by law or under this Agreement (or any part-exercise thereof) shall operate to impair the same or be construed as a waiver of it.

16.11.4	No single or partial exercise of any such right, power or remedy shall prevent any further or other exercise of the same or the exercise of any other right.

16.11.5	No waiver of any such right shall constitute a waiver of any other right.

16.11.6	The rights provided in this Agreement are cumulative and not exclusive of any rights provided by law.

16.12	Further assurances

Each party must promptly execute all documents and do all other things reasonably necessary or desirable to give effect to the arrangements recorded in this Agreement.

IN WITNESS WHEREOF, the Parties have executed and unconditionally delivered this Agreement as a DEED on the day and year first above written:

SIGNED by WATON FINANCIAL LIMITED	SIGNED by WATON CORPORATION LIMITED

/s/ ZHOU Kai	/s/ ZHOU Kai
Director Name: ZHOU Kai	Director Name: ZHOU Kai

SIGNED by WEN Huaxin (Warren Wen)	SIGNED by James B Rogers, Jr

/s/ Warren Wen	/s/ James B Rogers, Jr

SIGNED by Dynamic Creations Limited

/s/ Yeung Tong Seung
Director Name: Yeung Tong Seung

IN WITNESS WHEREOF, the Parties have executed and unconditionally delivered this Agreement as a DEED on the day and year first above written:

SIGNED by WATON FINANCIAL LIMITED	SIGNED by WATON CORPORATION LIMITED

/s/ ZHOU Kai	/s/ ZHOU Kai
Director Name: ZHOU Kai	Director Name: ZHOU Kai

SIGNED by WEN Huaxin (Warren Wen)	SIGNED by James B Rogers, Jr

/s/ Warren Wen	/s/ James B Rogers, Jr

SIGNED by Dynamic Creations Limited

/s/ Yeung Tong Seung
Director Name: Yeung Tong Seung

SCHEDULE 1

PART A

SHAREHOLDERS

Shareholder	Class of Shares	Number of Shares	Shareholding Percentage	Contact Details for Notices
Waton Corporation Limited	Ordinary Shares	40,980,000	94.85%	Address: Room 3605- 06, 36F, Tower 6 The Gateway, The Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong
				Email: info@waton.com
				Fax: +852 254 43976
WEN Huaxin (Warren Wen)	Ordinary Shares	688,458	1.59%
James B Rogers, Jr	Ordinary Shares	220,746	0.51%
Dynamic Creations Limited	Ordinary Shares	1,317,018	3.05%

SCHEDULE 2

SHAREHOLDERS

Part A: Board Reserved Matters - Matters to be determined by Director Required Resolution

1.	Matters to be determined by Director Required Resolution of the Board are:

(a)	(business plan) adopt a business plan for the group and vary that business plan;

(b)	(employees) appoint or remove or materially change the terms of engagement of the Founder and key executives or any other employee with a total remuneration package in excess of $250,000 per annum, or pay any such person a bonus;

(c)	(Share Plan) adopt or vary the terms of any Share Plan;

(d)	(accounts) the approval of the monthly and annual statutory accounts of any Group Company;

(e)	(accounting practices) any change to the accounting practices and policies of any Group Company;

(f)	(change of business) make a material change in the nature of the Group’s business;

(g)	(issuing Securities) issue of New Securities;

(h)	(new class of Securities) create any class of Securities with rights that are superior to the rights of the Ordinary Shares;

(i)	(restructure) any restructuring involving the Company or any Subsidiaries, including the creation of a trust, trustee, subsidiary or branch of the Company or any Subsidiaries;

(j)	(dividends) declare, make or pay a dividend;

(k)	(administration) appoint an external administrator, liquidator or receiver;

(l)	(partnership) enter into (or terminate) any material partnership, joint venture, profit-sharing Agreement, technology licence or collaboration;

(m)	(capital expenditure) incur capital expenditure of more than $1,000,000 in a financial year;

(n)	(financial indebtedness) incur any financial indebtedness by the Group which exceeds $1,000,000 (and for these purposes, “financial indebtedness” means any indebtedness, present or future, actual or contingent, in respect of money borrower or raised or any financial accommodation);

(o)	(encumbrances) grant any security interest of any nature in respect of all or any material part of the Company’s undertaking, property, assets or the issuance of any guarantee in favour of the obligations of a third party;

(p)	(Insurance) enter into any D&O insurance policy for the board and the Company’s senior executives; and

(q)	(sale) a sale of a majority of the assets of the Company or a transaction to sell or licence all or a substantial part of the Intellectual Property Rights of the Company.

Part B: Matters to be determined by Resolution of Shareholders

2.	Matters to be determined by Resolution of Shareholders are:

(a)	(Share rights) varying the rights of any Shares;

(b)	(Memorandum and Articles) amend the Memorandum and Articles of the Company;

(c)	(Related party transactions) other than as permitted by this Agreement or the Memorandum and Articles, transactions between the Company and a Shareholder or its Affiliate which are outside of the ordinary course of business, otherwise than on arm’s length terms; and

(d)	(Directors) appointment and removal of Directors.

ANNEXURE A

Deed of Accession

By [Acceding Party’s name] of [Acceding Party’s address] (New Shareholder)

In favour of the parties to the Shareholders Agreement from time to time.

RECITALS

A.	The New Shareholder has acquired or will acquire securities in Waton Financial Limited (the Company).

B.	This deed poll is supplemental to the shareholders Agreement dated November 18, 2024 between the Company and its shareholders in relation to the Company (as amended from time to time) (Shareholders Agreement).

C.	The New Shareholder agrees to become a party to the Shareholders Agreement and to be bound by the terms and conditions of the Shareholders Agreement.

OPERATIVE PART

1.	Definitions and Interpretation

Unless the context otherwise requires:

(a)	terms defined in the Shareholders Agreement have the same meaning when used in this deed; and

(b)	the interpretation provisions in the Shareholders Agreement apply to the interpretation of this deed.

2.	New Shareholder’s Shareholding

The New Shareholder confirms that:

(a)	it has been given a copy of the Shareholders Agreement; and

(b)	it will hold Securities in the capacity of an [insert].

3.	Covenant

The New Shareholder covenants and agrees with the parties to the Shareholders Agreement (whether or original or by accession) that, as from the date of this deed, the New Shareholder will comply with the provisions of the Shareholders Agreement as fully and in the same manner as if it were a party to the Shareholders Agreement from the date of the Shareholders Agreement.

4.	Notices

The notice details of the New Shareholder are as follows:

(a)	address: [insert];

(b)	email: [insert]; and

(c)	facsimile: [insert].

5.	Costs

The New Shareholder is responsible for all legal and other costs and expenses of and incidental to the preparation and execution of this deed and any stamp duty payable in connection with this deed.

6.	Governing law

(a)	This deed (including any non-contractual obligations or liabilities arising out of it or in connection with it) shall be governed by and construed in accordance with the laws of the British Virgin Islands.

(b)	The New Shareholder irrevocably submits to the non-exclusive jurisdiction of the courts of the British Virgin Islands as regards any Proceedings arising out of or in connection with this deed (including in relation to its formation).

(c)	The New Shareholder irrevocably waives (and irrevocably agrees not to raise) any objection which it might at any time have on the grounds of forum non conveniens or on any other ground to Proceedings being taken in any court referred to in this clause, and agrees that any judgment in Proceedings taken in any such court shall be conclusive and binding on it and may be enforced in any other jurisdiction.

IN WITNESS whereof the undersigned has executed and unconditionally delivered this Agreement as a DEED POLL on the day and year first above written: